UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

Spire Inc. is filing this amendment to its Current Report on Form 8-K filed on November 12, 2021 (the “Original Filing”) solely for the purpose of reporting committee assignments in accordance with Instruction 2 to Item 5.02 of Form 8-K. This amendment does not otherwise revise the Original Filing in any way.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Spire Inc. announced that it increased the size of the Board from nine to ten members effective November 11, 2021 and elected Carrie J. Hightman, age 64, to the Board of Directors effective November 11, 2021 to fill the vacancy created by increasing the size of the Board. Ms. Hightman retired from NiSource Inc. in January 2021 after having served as executive vice president and chief legal officer since 2007. She also served as president and chief executive officer of Columbia Gas of Massachusetts, one of the commonwealth’s largest natural gas utilities, from early 2020 until its sale by NiSource in October 2020. She will receive the same compensation and benefits as do other independent Board members. On January 27, 2022, the Board appointed Ms. Hightman to serve on the Audit and the Strategy committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	January 27, 2022	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Vice President, Chief Governance Officer and Corporate Secretary